                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-45696 and 333-53906) of Akamai Technologies, Inc. and incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-62072, 333-37810, 333-36518, 333-35464, 333-35470, 333-35462,
333-31668, 333-89887, and 333-89889) of Akamai Technologies, Inc. of our report dated January 18, 2002 relating to the consolidated financial statements and consolidated financial statement schedules, which appears in this form 10-K.


Boston, Massachusetts
February 27, 2002